SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 22, 2002

THE COOPER COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 460-3600
(Registrants’ telephone number, including area code)

n/a
(former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

As previously announced, on November 4, 2002, the Board of Directors of The Cooper Companies, Inc. (the “Company”) declared a 100 percent stock dividend on the shares of its common stock, par value $.10 per share (the “Common Shares”), payable November 22, 2002 to shareholders of record on November 14, 2002. The stock dividend means that a shareholder will receive an additional Common Share for each Common Share owned on the record date.

Before the stock dividend, the Rights Agreement, dated as of October 29, 1997 between the Company and American Stock Transfer & Trust Company, as Rights Agent, as amended by the First Amendment to the Rights Agreement, dated September 25, 1998 (as so amended, the “Rights Agreement”), provided for one (1) right to purchase one one-hundredth (1/100) of a share of Series A Junior Participating Preferred Stock of the Company at $145.00 for each Common Share (the “Right”). Pursuant to Section 11.15 of the Rights Agreement, after the stock dividend, each Common Share outstanding shall have attached to it one-half (1/2) of a Right. Each one-half of a Right will entitle the holder to purchase one two-hundredth (1/200) of a share of Series A Junior Participating Preferred Stock at $72.50 (subject to possible future adjustment as provided in the Rights Agreement).

This filing constitutes notice of the foregoing to the holders of securities of the Company, including the Rights, for purposes of the Rights Agreement and no other notice will be given.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Cooper Companies, Inc. (Registrant)

Date: November 22, 2002	By:	/s/ Carol R. Kaufman
Carol R. Kaufman Vice President of Legal Affairs, Secretary and Chief Administrative Officer